UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report — July 22, 2016

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin  54957-0669

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (920) 527-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into A Material Definitive Agreement

On July 22, 2016, Bemis Company, Inc. (the “Company”) entered into an amendment to its Third Amended and Restated Long-Term Credit Agreement, dated as of August 12, 2013, as previously amended (the “Credit Agreement”), among the Company, certain subsidiaries of the Company party thereto (the “Borrowing Subsidiaries”), JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, and various financial institutions.  Among other things, the amendment extended the termination date of the revolving credit facility until July 22, 2021.

A copy of the amended agreement is furnished as Exhibit 10 to this report.

Item 9.01                                           Financial Statements and Exhibits

(d)                                                                                 Exhibits

10                                                              Amendment No. 2 to Third Amended and Restated Credit Agreement, dated as of July 22, 2016, by and among the Company, the Borrowing Subsidiaries party thereto,  JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, and various financial institutions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

Date: July 26, 2016	By	/s/ Michael B. Clauer
Michael B. Clauer, Vice President and
Chief Financial Officer